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                                                      Exhibit 25.1



                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                              FORM T-1

                        STATEMENT OF ELIGIBILITY
               UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                CORPORATION DESIGNATED TO ACT AS TRUSTEE

                  CHECK IF AN APPLICATION TO DETERMINE
                  ELIGIBILITY OF A TRUSTEE PURSUANT TO
                    SECTION 305(b)(2) |_______|

                        ____________________

                        THE BANK OF NEW YORK
            (Exact name of trustee as specified in its charter)


        New York                                           13-5160382
- ------------------------                               --------------------
(State of incorporation                                (I.R.S. employer
 if not a U.S. national bank)                           identification no.)

48 Wall Street, New York, N.Y.                         10286
(Address of principal executive offices)               (Zip code)





WHOLESALE AUTO RECEIVABLES CORPORATION
(Exact name of obligor as specified in its charter)


          Delaware                                        38-3082709
- -------------------------------                        -------------------
(State or other jurisdiction of                        (I.R.S. employer
 incorporation or organization)                         identification no.)


Corporation Trust Center
1209 Orange Street
Wilmington, Delaware                                     19801
- ----------------------------------------               ---------
(Address of principal executive offices)               (Zip code)

                           ____________________

                          Asset-Backed Term Notes
                    (Title of the indenture securities)



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

     1.   General information.  Furnish the following information as to the
          Trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.


- ------------------------------------------------------------------------------
               Name                                  Address
- ------------------------------------------------------------------------------

Superintendent of Banks of the          2 Rector Street, New York,
State of New York                       N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York        33 Liberty Plaza, New York,
                                        N.Y.  10045

Federal Deposit Insurance Corporation   Washington, D.C.  20429

New York Clearing House Association     New York, New York


     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.  (See Note on page 3.)

16.  List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

1. A copy of the Organization Certificate of The Bank of New York(formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

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6.   The consent of the Trustee required by Section 321(b) of the Act.
     (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                   NOTE


     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                 SIGNATURE



     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21st day of August, 1995.


                                               THE BANK OF NEW YORK



                                               By:    LLOYD A. MCKENZIE
                                               ------------------------
                                               Name:  Lloyd A. McKenzie
                                               Title: Assistant Vice President

                                                                   Exhibit 7




                          Consolidated Report of Condition of

                                 THE BANK OF NEW YORK

                        of 48 Wall Street, New York, N.Y. 10286
                        And Foreign and Domestic Subsidiaries,
          a member of the Federal Reserve System, at the close of business March 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                          Dollar Amounts
          ASSETS                                            in Thousands
          Cash and balances due from depos-
            itory institutions:
            Noninterest-bearing balances and
            currency and coin ..................             $ 3,575,856
            Interest-bearing balances ..........                 747,540
          Securities:
            Held-to-maturity securities ........               1,283,680
            Available-for-sale securities ......               1,615,292
          Federal funds sold in domestic
            offices of the bank ................               5,577,896
          Loans and lease financing
            receivables:
            Loans and leases, net of unearned
              income .................24,763,265
            LESS: Allowance for loan and
              lease losses ..............532,411
            LESS: Allocated transfer risk
             reserve .....................28,558
            Loans and leases, net of unearned
              income, allowance, and reserve                  24,202,296
          Assets held in trading accounts ......               1,502,750
          Premises and fixed assets (including
            capitalized leases) ................                 618,958
          Other real estate owned ..............                  47,755
          Investments in unconsolidated
            subsidiaries and associated
            companies ..........................                 184,149
          Customers' liability to this bank on
            acceptances outstanding ............               1,018,696
          Intangible assets ....................                 101,149
          Other assets .........................               1,227,291
          Total assets .........................             $41,703,316

          LIABILITIES
          Deposits:
            In domestic offices ................             $18,543,633
            Noninterest-bearing .......6,949,896
            Interest-bearing .........11,593,737
            In foreign offices, Edge and
            Agreement subsidiaries, and IBFs ...              11,303,075
            Noninterest-bearing ..........65,927
            Interest-bearing .........11,237,148

          Federal funds purchased and secu-
            rities sold under agreements to re-
            purchase in domestic offices of
            the bank and of its Edge and
            Agreement subsidiaries, and in
            IBFs:
            Federal funds purchased ............               1,327,537
            Securities sold under agreements
              to repurchase ....................                  37,400
          Demand notes issued to the U.S.
            Treasury ...........................                  97,827
          Trading liabilities ..................               1,349,293
          Other borrowed money:
            With original maturity of one year
              or less ..........................               2,027,148
            With original maturity of more than
              one year .........................                 313,877
          Bank's liability on acceptances exe-
            cuted and outstanding ..............               1,018,848
          Subordinated notes and debentures ....               1,056,320
          Other liabilities ....................               1,435,093
          Total liabilities ....................              38,510,051

          EQUITY CAPITAL
          Common stock ........................                  942,284
          Surplus .............................                  525,666
          Undivided profits and capital
            reserves ..........................                1,753,592
          Net unrealized holding gains
            (losses) on available-for-sale
            securities ........................             (    22,501)
          Cumulative foreign currency transla-
            tion adjustments ..................              (    5,776)
          Total equity capital ................                3,193,265
          Total liabilities and equity
            capital ...........................              $41,703,316


             I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                       Robert E. Keilman

             We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


             Thomas A. Renyi  |
             J. Carter Bacot  |         Directors
             Alan R. Griffith |